Exhibit h 6 (a)

ECLIPSE FUNDS	SHAREHOLDER SERVICES PLAN
FOR CLASS R1 SHARES

SCHEDULE A

(as of October 30, 2009)

MainStay Balanced Fund

Exhibit h 6 (a)

ECLIPSE FUNDS	SHAREHOLDER SERVICES PLAN
FOR CLASS R2 SHARES

SCHEDULE A

(as of October 30, 2009)

MainStay Balanced Fund

Exhibit h 6 (a)

ECLIPSE FUNDS	SHAREHOLDER SERVICES PLAN
FOR CLASS R3 SHARES

SCHEDULE A

(as of October 30, 2009)

MainStay Balanced Fund